Exhibit 10 (l)

FIRST AMENDMENT
TO THE
RETIREMENT INCOME ASSURANCE PLAN FOR LEGACY FLEET
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009)

Instrument of Amendment

THIS INSTRUMENT OF AMENDMENT (the “Instrument”) is executed by BANK OF AMERICA CORPORATION, a Delaware corporation with its principal office and place of business in Charlotte, North Carolina (the “Company”).

Statement of Purpose
By this Instrument, the Company is amending the Retirement Income Assurance Plan for Legacy Fleet (Amended and Restated Effective January 1, 2009) (the “Plan”) to reflect relevant changes resulting from the freeze of The Bank of America Pension Plan for Legacy Fleet, a component document of The Bank of America Pension Plan for Legacy Companies. The Company has reserved the right in Section 5.1 of the Plan to amend the Plan in whole or in part, on its own behalf and on behalf of its affiliated companies that participate in the Plan.
NOW, THEREFORE, the Company hereby amends the Plan effective as of June 30, 2012:
1.    Section 1.8 of the Plan is hereby amended to read in its entirety as follows:
“1.8    Delink Calculation Date
The date determined by the Global Human Resources Group that is not more than 75 days after the Participant's Termination of Employment; provided, however, that with respect to a Participant who is an Employee on October 1, 2012, the Delink Calculation Date is a date determined by the Global Human Resources Group that is not later than April 30, 2013.”

2.    Section 3.2(b) of the Plan is hereby amended by the addition of the following sentence at the end thereof:

“Notwithstanding anything in this subsection to the contrary, no compensation paid after June 30, 2012 shall be taken into account in determining Amount A.”

3.     Section 3.4(b)(i) of the Plan is hereby amended to read in its entirety as follows:

“(i)
Amount A is the amount of the benefit the Cash Balance Participant (or Beneficiary) would have been entitled to receive under the Basic Plan as of the Cash Balance Participant's Delink Calculation Date (expressed as a lump sum if not otherwise a lump sum) if 'earnings' under the Basic Plan included deferrals of base pay, commissions or non-discretionary incentive pay made under the Bank of America 401(k) Restoration Plan; provided, however, that if the limits of Section 1.16(c)(i) of the Basic Plan apply to the Cash Balance Participant, such deferrals will be taken into account under this paragraph only to the extent the deferrals, when added to the commissions, non-discretionary incentive pay and actual base pay previously counted under the Basic Plan in the same year, do not exceed the limit described in Section 1.16(c)(i) of the Basic Plan, and 'earnings' under the Basic Plan were not limited by Section 401(a)(17) of the Code but were limited to an annual maximum of $250,000, and the limitations of Section 415 of the Code (and provisions of the Basic Plan applying those limitations) did not exist; and provided further, however, that the 'earnings' taken into account for the 2012 Plan Year may not exceed $250,000 over (I) 'earnings' under the Basic Plan through June 30, 2012 and (II) 'ACC-eligible compensation' from July 1, 2012 through December 31, 2012 under the Savings Plan; and provided further, however, that if a participant has a Termination of Employment in 2012 after June 30, 2012, the 'earnings' described in clause (II) of the preceding proviso shall be considered only if the Participant's Termination of Employment (i) occurs when the Participant meets the requirements for Rule of 60, (ii) is because of an involuntary termination of employment by an Affiliated Group Member that entitles the Participant to severance pay under the Bank of America Corporate Severance Program, (iii) is in connection with a divestiture by the Company or any Affiliated Group Member, or (iv) is a result of the Participant's death; and”

4.    A new subsection (i) is hereby added to Section D.3. of Appendix A of the Plan to read in its entirety as follows:

(i)	“Notwithstanding anything in this section or the Plan to the contrary, no compensation paid after June 30, 2012 shall be taken into account in determining a Participant's benefit under this section.”

IN WITNESS WHEREOF, Bank of America Corporation, on behalf of all of the Participating Employers, has caused this Instrument to be duly executed on the 29 day of June, 2012.

BANK OF AMERICA CORPORATION

By:	/s/ Mark S. Behnke
Mark S. Behnke
Global Compensation, Benefits and
Shared Services Executive

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